EXHIBIT 10.7

The Real Estate Institute of Victoria Ltd. ACN 004 210 897	A.(III)

Commercial Lease

THIS LEASE is made between the party named and described as the Lessor in Item 1 of the Schedule AND the party named and described as the Lessee in Item 2 of the Schedule and records that the Lessor leases to the Lessee the premises described in Item 3 of the Schedule (“the Premises”) together with the Lessor’s fixtures and chattels described in Item 4 of the Schedule to be held by the Lessee for the term described in Item 5 of the Schedule (“the Term”) from the date described in item 6 of the Schedule (“the Commencement Date”) at the rental described in Item 7 of the Schedule.

	1.	THE LESSEE COVENANTS AND AGREES with the Lessor as follows:

Rental	(a)	To pay the rental in advance and without deduction on the dates provided in Item 8 of the Schedule to the Lessor or to the duly appointed Agent of the Lessor referred to in Item 9 of the Schedule (“the Agent”) or to such other person at such other address as the Lessor may from time to time direct in writing.

Outgoings	(b)	To pay or reimburse the Lessor during the Term in respect of the Premises:

(i) all municipal and water, drainage and sewerage rates charges and levies;

(ii) all land tax calculated on the basis that the Premises or the building(s) of which the Premises forms part (“the Building”) is the only land owned by the Lessor;

(iii) all gas, electricity, telephone and water consumption charges;

(iv) any body corporate levies;

(v) the cost of maintaining and servicing any air conditioning, heating and other plant and equipment; and

(vi) any other outgoings whatsoever which are now or may at any future time be assessed charged or payable by the owner or occupier of the Premises.

unless expressly excluded in Item 10 of the Schedule provided that:

(A) if any outgoings assessed apply partly to a period outside the Term, they must be apportioned between the Lessor and the Lessee;

(B)    if any outgoings are not separately assessed or charged against the Premises, then the Lessee must unless some other way of apportioning outgoings is described in Item 11 of the Schedule, pay a proportionate part calculated on the proportion which the net lettable area of the Premises bears to the net lettable area of the whole of the land or the Building to which the assessment or charge relates;

(C) all the above outgoings must be paid by the Lessee within seven days of the due date for payment and if payable by the Lessor must be reimbursed by the Lessee within seven days of demand;

(D) if the Retail Tenancies Legislation applies to this Lease the Lessee’s liability for land tax and outgoings must be calculated in accordance with that legislation.

Building Operating Expenses	(c)	To pay or reimburse the Lessor within seven days of demand a proportionate share of all costs and expenses paid or incurred by the Lessor in operating, managing, equipping, lighting, repairing and maintaining the Building including, without limitation, toilets and sanitary services, cleaning, fire protection, insurance premiums in respect of liability for property damage, fire, workers’ compensation and public liability and other risks which the Lessor shall reasonably require. The Lessee’s proportion of the cost and expenses must be determined in the same manner as the outgoings referred to in Clause 1(b) unless

(i) some other way of apportioning the costs and expenses is described in Item 12 of the Schedule; or

(ii)     Retail Tenancies Legislation applies to this Lease, in which case, the Lessee’s share of the costs must exclude operating expenses and other items which the Lessor is prohibited from passing on under that legislation.

Insurances	(d)

(i)      To reimburse to the Lessor all premiums and other charges paid by the Lessor under the insurance policies effected by the Lessor with respect to the Premises including fire insurance on all improvements on a replacement and reinstatement basis and such other risks as the Lessor shall require and whether or not the risk is one in respect of which insurance is commonly obtained at the Commencement Date of the Lease. These insurances shall include plant and machinery breakdown insurance, public liability insurance, loss of rent and consequential loss insurance and any other insurance effected by the Lessor in relation to any risk relating to the lessor’s ownership or interest in the Premises. The Lessor shall be entitled to insure for such amounts and with such extensions and exclusions as the Lessor shall think fit provided that if the Retail Tenancies Legislation applies the Lessor shall not be entitled to recover any premiums or other charges which the Lessor may be prohibited from claiming from the Lessee under that legislation.

(ii)     To effect and keep current during the occupation by the Lessee of the Premises a public liability policy in the joint names of the Lessor and the Lessee for an amount of not less than $10 million or such higher amount as the Lessor may from time to time reasonably determine. The policy must be with an insurer reasonably approved by the Lessor and the Lessee must produce evidence of the cover within seven days of request by the Lessor.

Note to Void Policies	(e)	Not to do or permit anything to be done in the Premises or the Building which may result in any policy of insurance relating to the Premises or the Building becoming void or voidable or which may allow an insurer to decline a claim whether under any condition or exclusion contained in the policy or policies or otherwise or which may result in the premium being increased. Where any premium is increased the Lessee must pay to the Lessor or the Agent all additional premiums payable by the Lessor.

Repairs	(f)	To keep the Premises, including the faces of the external and internal walls which comprise the boundary of the Premises, together with any additions in good and tenantable repair and to make good any damage caused to the Premises during the Term, fair wear and tear and damage by fire or other cause not attributable to the negligence of the Lessee always excepted. The Lessee must also thoroughly clean the inside and outside of all windows at least once in every three months and clean and keep free of debris all drains, waste pipes, gutters, spoutings, rainheads and downpipes which exclusively serve the Premises.

Maintenance	(g)	Not without the approval in writing of the Lessor or the Agent, to employ any person in the repair or maintenance of the Premises or to effect any structural alterations, additions or repairs or to install or remove any fixtures and fittings on the Premises.

Lessor’s Fixtures and Chattels	(h)	To keep the Lessor’s fixtures and chattels clean and in good and tenantable repair and to make good any damage to them, fair wear and tear and damage by fire or other cause not attributable to the negligence of the Lessee always excepted. Subject to those exceptions the Lessee must replace with a similar article of at least equal value all fixtures and chattels that may be destroyed, lost or so damaged as to be incapable of complete reinstatement to their former condition and must not permit any Lessor’s fixtures and chattels to be removed from the Premises without the previous written consent of the Lessor, except for the purpose of necessary repairs.

Damage to Installations	(i)	To unblock or repair any sewers, drains, wash basins, sanitary apparatus, washing facilities or mechanical installations in or serving the Premises which may be blocked or damaged and which the Lessee agrees were neither blocked or damaged at the Commencement Date.

Alterations and Additions	(j)	Not to make or permit any structural alterations, additions or repairs to the Premises and not without the prior written consent of the Lessor or the Agent (which consent may be given subject to conditions including, without limitation, the type of materials to be used) to install any partitions, fixtures or fittings or to alter or remove any existing partitions, fixtures or fittings or to redecorate the Premises.

Notice of Accidents	(k)	To promptly give notice in writing to the Lessor of any accident to or defect in the Premises and/or the Building or in the water, sewerage or gas pipes or electric light fittings installed in the Premises and/or the Building.

Inspection and Remedy of Default	(l)	To permit the Lessor and the employees, agents, consultants and contractors of the Lessor with or without workmen and others at any reasonable time during normal working hours or immediately in the case of emergency, to enter and inspect the Premises and examine their condition. The Lessee must repair and make good any damage to the Premises for which the Lessee is liable under the covenants contained in this Lease within 14 days or such shorter period as is reasonable of written notice being given by the Lessor or the Agent. If the Lessee does not comply with the notice, the Lessor and any workmen and others may, without prejudice to the right of re-entry contained in this Lease, enter the premises and undertake any repairs at the expense of the Lessee and the expense of the repairs together with interest calculated from the date or dates of expenditure must be repaid by the Lessee to the Lessor on demand.

Reinstatement and Delivery up of the Premises	(m)	At the expiration or earlier termination of the Term, to remove any Lessee’s partitions, fixtures and fittings and to reinstate the Premises to their original condition as at the commencement of the Lessee’s occupancy of the Premises and to make good any damage to the Premises to the reasonable satisfaction of the Lessor. The Lessee must also deliver up possession of the Premises to the Lessor together with all Lessor’s fixtures and chattels in accordance with the Lessee’s covenants contained in this Lease.

Signs	(n)	Not to erect or permit any writing, sign, advertisement or notice to remain on any part of the Premises or the Building without the prior written consent of the Lessor or the Agent, which consent shall not be unreasonably withheld. At the expiration or earlier termination of the Term the Lessee must paint out or remove any writing, sign, advertisement or notice to the satisfaction of the Lessor or the Agent.

Use of Premises	(o)	(i) Except with the prior written consent of the Lessor, not to use or permit the Premises to be used for any purpose other than the purpose specified in Item 13 of the Schedule.

(ii)     Not to use or permit the Premises or the Building to be used for any illegal, noisy, noxious, improper, immoral or dangerous purpose not to allow or keep any animal or bird in the Premises or about the Building nor to use or permit any radio, television or other sound producing apparatus to be used in or about the Premises in a manner which might interfere with or annoy occupiers of other premises in the neighbourhood.

(iii)   the Lessee acknowledges that no promise or representation has been given by the Lessor or the Agent as to the suitability of the Premises or any Lessor’s fixtures or chattels for any purpose or use which may be intended by the Lessee.

Auction Sales etc.	(p)	Not without the prior written consent of the Lessor, which consent shall not be unreasonably withheld, to conduct or permit any person to conduct on the Premises any auction or any teaching practice or rendering of music or classes of any kind.

Common Areas	(q)	Not to cause or permit any common areas or service facilities associated with the Premises or the Building to be obstructed or untidy.

Heavy Weights	(r)	Not to bring into the Building or permit on the Premises any machinery or other articles of a weight or nature which may damage the Premises or the Building.

Compliance with Orders	(s)	To observe and comply with all provisions and requirements of all Acts, rules, regulations and bylaws so far as they relate to the Building and the Premises or their use and the rules and regulations made by the Lessor under this Lease provided that the Lessee must not be required to make structural alterations or additions to the Premises unless the structural alterations or additions are required directly or indirectly by the act, omission or default of the Lessee or which arise directly or indirectly from the use to which the Premises may or are intended to be used by the Lessee. If the Lessee does not comply with this covenant, the Lessor and any workmen may (without prejudice to the right of re-entry contained in this Lease) enter the Premises and undertake any work required and the expenses together with interest calculated from the date or dates of expenditure must be repaid by the lessee to the Lessor on demand.

Assignment and Subletting	(t)	Not to assign, transfer, sub-let, mortgage, charge, licence or otherwise part with possession of Premises without the prior written consent of the Lessor and the provisions of Section 144(l) of the Property Law Act 1958 are expressly excluded provided that:

(i) consent must not be unreasonably withheld to an assignment or sub-lease where:

(A) a written request has been made to the Lessor for consent;

(B) the Lessee has paid all rental and has fully performed the Lessee’s covenants and conditions contained in this Lease;

(C)    the name, address and occupation of the proposed assignee or sub-lessee has been given to the Lessor together with at least two acceptable references as to the financial circumstances and at least to acceptable references as to the business experience of the proposed assignee or sub-lessee. Where the proposed assignee or sub-lessee is a body corporate, two acceptable references as to the financial circumstances and business experience of the directors must also be provided;

(D)    an assignment or sub-lease executed by the proposed assignee or sub-lessee (to which the Lessor is a party) is submitted to the Lessor in a form approved by the Lessor or its Solicitors including a provision that the Lessee and any guarantor must not be released from its obligations under this Lease. Where the proposed assignee or sub-lessee is a body corporate, the document must, if required by the Lessor, include an indemnity and guarantee by the directors of the obligations of the Lessee;

(E)    all reasonable costs and expenses incurred by the Lessor in satisfying itself as to the respectability, responsibility, solvency, financial circumstances and business experience of the proposed assignee or sub-lessee relating to the granting of consent and the consideration, approval and execution of any document have bee paid by the Lessee;

(ii)     the Lessor reserves the right to require supporting personal guarantees for performance of the Lessee’s covenants contained in this Lease from any suitable person when the proposed assignee or sub-lessee is an individual or to require the Lessee to lodge a bond or bank guarantee as security for due performance by the proposed assignee or sub-lessee of the Lessee’s covenants.

(iii) where:

(A) the Lessee is a body corporate;

(B) a change occurs during the Term in:

(i) the membership of the body corporate or any holding company of the body corporate; or

(ii) the beneficial ownership of any shares in the capital of the body corporate or any company of the body corporate; or

(iii) the beneficial ownership of the business or assets of the body corporate;

(C)    as a result of that change, the body corporate or the business of the body corporate is after the change effectively controlled by a person or persons who at the Commencement Date did not effectively control the body corporate or the business of the body corporate;

the Lessee shall, unless the prior written consent of the Lessor has been obtained to the change, be deemed to have assigned this Lease;

(iv) the Lessor must not unreasonably withhold its consent to a change referred to in sub-clause (B) if the Lessee complies as far as possible with the requirements of Clause 1(t).

(v) the Lessor may require any new director of a body corporate to execute an indemnity and guarantee of the performance and observance of the Lessee’s covenants contained in this Lease.

Reletting or Sale	(u)	To permit the Lessor and the Agent or their respective employees or agents or others with the written authority of the lessor to enter the Premises at all reasonable times and on reasonable notice:

(i) to affix a notice to any part of the Premises that does not unreasonably interfere with the business of the Lessee, offering the Premises or the Building for sale or lease; and

(ii) to enable prospective purchasers or tenants to view the Premises.

Security Deposit	(v)	On or prior to the Commencement Date, the Lessee must pay the amount specified in Item 14 of the Schedule (“the Security Deposit”) as security for the performance by the Lessee of its obligations under this Lease which must be held by the Agent or as otherwise prescribed by law, during the period that the Lessee occupies the Premises. If in the reasonable opinion of the Lessor or the Agent, the Premises are in a clean and tenantable condition on the date the Lessee vacates the Premises and the Lessee has fully complied with the Lessee’s covenants contained in this Lease, the Security Deposit must be repaid to the Lessee within 14 working days of the date on which the Lessee vacates the Premises, otherwise the Agent may, at his discretion, pay to the Lessor such amount as may be necessary to rectify any breach of any covenant or to restore the Premises and account to the Lessee for the balance. If the Security Deposit is insufficient to rectify the breach or to meet the cost of restoration, the Lessee must pay any additional amount to the Lessor on demand.

Interest	(w)	Without prejudice to any other rights of the Lessor, the Lessee must pay to the Lessor on demand interest at a rate being the aggregate of two per cent and the rate for the time being fixed under Section 2 of the Penalty Interest Rates Act 1983 on any rental or other moneys which are due and payable under the covenants of this Lease provided that, except in the case of rental or other moneys which it has been agreed will be paid on a particular date or moneys which have been expended by the Lessor to remedy any default by the Lessee under the covenants of this Lease, interest must not be demanded until 14 days after the date on which the Lessor has made demand.

Lessor’s Cost etc.	(x)	To pay:

(i)      the Lessor’s costs, charges and expenses including the Lessor’s legal costs of and incidental to the preparation, completion, execution and stamping of this Lease and any variation or surrender of this Lease. If the Retail Tenancies Legislation applies, the Lessor shall not be entitled to recover any legal or other expenses relating to the preparation of this Lease which the Lessor may be prohibited from claiming from the Lessee under that legislation but may recover costs associated with the preparation of any disclosure statement and any costs and other expenses to which the Lessor is entitled under the legislation;

(ii) all stamp duty on this Lease;

(iii)   all reasonable costs and expenses which the Lessor may expend or incur as a consequence of any default by the Lessee in the performance of the covenants contained in this Lease or under or in the exercise or enforcement or attempted exercise or enforcement of any power authority or remedy contained or implied in this Lease; and

(iv) any reasonable costs incurred by the Lessor in connection with the granting of any consent or approval, whether or not that consent or approval is actually granted.

	2.	THE LESSOR COVENANTS AND AGREES with the Lessee as follows:

Quiet Enjoyment	(a)	The Lessee paying the rental reserved and performing and observing the Lessee’s covenants and agreements contained in this Lease may peaceably hold and enjoy the Premises during the Term without any disturbance or interruption from the Lessor or any person lawfully claiming by, through or under the Lessor.

Access to the Premises	(b)	The Lessee shall be entitled to use all lifts, passages, driveways and courtyards in common with other lessees to enable access to the Premises.

Insurance	(c)	The Lessor, if required by the Lessee, must produce particulars of any insurance effected by the Lessor relating to the Premises.

	3.	IT IS MUTUALLY AGREED AND DECLARED between the parties as follows:

Destruction	(a)	(i) If:

(A)    the Premises or any part are totally or partially destroyed or damaged during the Term by fire, storm, tempest, earthquake, explosion or inevitable accident so as to be unfit for use and occupation by the Lessee; and

(B) the event causing the destruction or damage was not caused by the default of the Lessee; and

(C) any policy of insurance effected by the Lessor has not been vitiated or payment or renewal refused as a result of the act, default or neglect of the Lessee,

then the rental and outgoings or a fair and reasonable proportion having regard to the nature and extent of the destruction or damage or to any interference with their use by the Lessee must, so long as the Premises are unfit for use and occupation, be suspend and cease to be payable.

(ii)     If either party disputes the proportion or period of abatement the dispute must (subject to the provisions of Clause 3(m)) be referred to arbitration under the Commercial Arbitration Act 1984 and abatement shall be in full satisfaction of all claims (if any) for damages by the Lessee against the Lessor.

(iii) Notwithstanding the provisions of this sub-clause, if the Premises are totally or substantially destroyed and not reinstated within three months, the Lessor or the Lessee may elect by notice in writing to the other to determine this Lease and from the date of service of the notice all claims under this Lease, excepting those claims which have arisen prior to that date, shall be at an end.

Cessation of Building Services	(b)	Except in the case of voluntary withdrawal by the Lessor or as provided by the Retail Tenancies Legislation (if applicable), no damages, compensation or abatement of rental shall be claimed by the Lessee or allowed by the Lessor for cessation of, damages to, or failure or breakdown of any of the Services provided in the Building. Reference of “Services” shall include, but not be limited to, electricity, gas, water, sprinklers, alarms, pumps, air conditioning, heating, cooling or ventilation equipment, hot water service, cleaning and lifts.

Overholding	(c)

(i)      If the Lessee remains in occupation of the Premises after the expiration of the Term, without objection by the Lessor, then as from the expiration of the Term, the Lessee shall be deemed to be a tenant from month to month on the same covenants and conditions, so far as they are applicable to a monthly tenancy, as are contained in this Lease.

(ii)     Unless otherwise agreed, the monthly rental shall be the same as that payable immediately prior to the expiration of the Term but the Lessor shall have the right to increase the monthly rent upon one month’s notice in writing.

(iii) The tenancy may be determined by either party on the expiration of one month’s prior notice in writing which may be given to expire at any time.

Determination	(d)	(i) If:

(A)    the Lessee fails to pay the rental or any other moneys payable by the Lessee to the Lessor under this Lease for a period of 14 days after any of the days on which they ought to have been paid, although no formal or legal demand has been made; or

(B) breaches or fails to observe or perform any of the Lessee’s covenants contained or implied in this lease; or

(C) the Lessee is in Liquidation, except with the written consent of the Lessor for the purposes of reconstruction or amalgamation.

then the Lessor, despite any waiver of any previous breach or default by the Lessee or the failure of the Lessor to have taken advantage of any previous breach or default, may in addition to any other power, re-enter the Premises or any part and occupy or re-let the Premises.

(ii)     In exercising the right of re-entry, the Lessor and persons authorised by the Lessor may break open any inner or outer door, fastening or other obstruction and forcibly eject the Lessee and any other persons found in the Premises together with any furniture or other property without being liable for trespass assault or any other proceedings whatsoever and shall be entitled to plead the leave and license which is granted by this Lease in defence of any such action or proceedings which may be brought by the Lessee.

(iii) Upon re-entry, this Lease shall absolutely determine but without prejudice to the right of action of the Lessor in respect of any previous breach of any of the Lessee’s covenants provided that the right of re-entry for any breach of any covenant term or condition to which Section 146 of the Property Law Act 1958 extends shall not be exercisable until the expiration of 14 days after the Lessor has served on the Lessee the notice required by Section 146(1) specifying the breach and if the breach is capable of remedy requiring the Lessee to remedy the breach or to make reasonable monetary compensation to the satisfaction of the Lessor for the breach. If the Lessor re-enters the Premises pursuant to this Clause, it may at its option remove any property of the Lessee from the Premises and store it at the risk and at the expense of the Lessee.

Essential Terms	(e)	The covenants contained in Clauses 1(a), 1(b), 1(c), 1(d), 1(f), 1(h), 1(i), 1(o), 1(s) and 1(t) are essential terms of this Lease and where there is a breach of any of these covenants by the Lessee, the Lessor shall, in addition to the right of re-entry, be entitled to sue the Lessee for loss of the benefits which performance of the covenants by the Lessee would have conferred on the Lessor between the date of the default giving rise to the re-entry and the date the Premises are re-let. The Lessor may also recover any deficiency between the rental payable by the new tenant and the rental payable by the Lessee had the Term of this Lease not been determined provided that the Lessor shall take all reasonable steps to mitigate the loss.

Further Term(s)	(f)	(i) The Lessor must on the written request of the Lessee delivered to the Lessor not more than six months and not less than three months prior to the expiration of the Term and so long as:

(A) there is no unremedied breach of this Lease by the Lessee of which the Lessor has given written notice; and

(B) the Lessee has not persistently committed breaches of this Lease of which the Lessor has given notice during the Term,

renew this Lease for the Further Term(s) set out in Item 15 of the Schedule. The last date for exercising the option for renewal is stated in Item 16 of the Schedule.

(ii)     If the rental for the Further Term is not agreed between the parties within one month of the request, the rental shall be the current market rent of the Premises as determined by a qualified valuer (acting as an expert and not as an arbitrator) who must be a practising Estate Agent appointed at the request of either party by the President or other senior office bearer for the time being of The Real Estate Institute of Victoria Ltd (the Institute).

(iii)   The Lease for the Further Term shall otherwise contain the same terms and conditions as are set out in this Lease but excluding this agreement for renewal. The rental determined shall not (unless the Retail Tenancies Legislation applies to this Lease) be less than the rental payable immediately prior to the expiration of the Term and the fee of the valuer shall be borne equally by the Lessor and the Lessee.

(iv)    Where on the execution of this Lease or on any assignment of this Lease, guarantees, indemnities or covenants were or are provided securing the obligations of the Lessee similar guarantees, indemnities or covenants executed by the same parties must be provided securing the obligations of the Lessee under any renewed Lease entered into under this Clause. If such guarantees, indemnities or covenants are not provided, the Lessee shall not be entitled to require the Lessor to renew this Lease.

(v) If the Retail Tenancies Legislation applies to this Lease then:

(A) the Lessee warrants to the Lessor that this Lease is not the first retail premises lease entered into by the Lessee as tenant;

(B)    if there is no provision for a Further Term, the Lessor must at least six months and not more than 12 months prior to the expiration of the Term give written notice to the Lessee either offering a renewal of this Lease on terms specified in the notice or informing the Lessee that no renewal is to be offered. Any offer of renewal cannot be revoked for one month and unless accepted by the Lessee during that period, the offer shall be deemed to have been withdrawn;

(C)    if there is provision for a Further Term or the Lessor proposes to renew this Lease, the Lessor must give to the Lessee at least seven days before the end of the Term, a disclosure statement complying with the requirements of the Retail Tenancies Legislation;

Review of Rent to Market	(g)

(i)      The rental specified in Item 7 of the Schedule and the rental agreed upon or determined for any Further Term must be reviewed on each review date specified in Item 17 of the Schedule (the Review Date) in the manner referred to in this Clause 3(g).

(ii)     If the Lessor and Lessee fail to agree on the new current market rent of the Premises 14 days prior to the Review Date, then this must be determined by a qualified valuer (acting as an expert and not an arbitrator) who must be a practising Estate Agent appointed at the request of either party by the President or other senior office bearer for the time being of the Institute. The determination shall be binding on the parties who shall be equally responsible for the fee of the valuer. It is agreed by the parties that the rental determined shall not in any case (unless the Retail Tenancies Legislation applies to this Lease) be less than the rental payable immediately prior to the Review Date.

(iii)   If by the Review Date the reviewed rental has not been determined then the Lessee must continue to pay the previous rental and any necessary adjustment between the parties must be made no later than seven days after the determination has been delivered.

CPI Adjustment	(h)

(i)      On each date specified in Item 18 of the Schedule (the Adjustment Date) the rental payable under this Lease (subject to sub-clause (iii) must be adjusted by reference to the Consumer Price Index in accordance with the following formula:

R = A X B C

Where:

R is the adjusted rental payable from the Adjustment Date.

A is the rental payable immediately before the Adjustment Date.

B is the quarterly Consumer Price Index (All Groups) figure for Melbourne (The CPI figure) last published by the Australian Government Statician prior to the relevant Adjustment Date.

C is the CPI figure last published prior to the previous Adjustment Date or Review Date or (if there is no previous Adjustment Date or Review Date) prior to the Commencement Date

(ii)     If the CPI figure is not current on both Adjustment Dates or a substantial change takes place in the method or basis of calculating the CPI figure, then the Lessor and the Lessee must endeavour to reach agreement within 14 days of the Adjustment Date as to the alternative index, failing which the President or other senior office bearer for the time being of the Institute (acting as an expert and not as an arbitrator) shall determine an appropriate index which reflects changes in the cost of living in Mebourne.

(iii)   It is agreed by the parties that the rental must not be adjusted under this Clause 3(h) (unless the Rental Tenancies Legislation applies to this Lease) if the calculation would result in the rental decreasing.

Fixed Rental Increase	(i)	On each Adjustment Date referred to in Item 18 of the Schedule the rental payable under this Lease immediately prior to the Adjustment Date must be increased by the percentage set out in Item 19 of the Schedule

Indemnity by Lessee	(j)	This Lease is entered into upon the express condition that the Lessor shall not in any way be liable for any damage or injury to the Premises or to the Lessee or to the Lessee’s property or to the property of any employee, agent, invitee or licensee of the Lessee by reason of any happening not attributable to a negligent act of the Lessor. To the extent that it is not prohibited by law, the Lessee indemnifies and agrees to keep the Lessor indemnified in respect of all claims, actions, suits, demands, judgments or costs arising from such damage or injury.

Notices	(k)	Except where a specific mode of service is prescribed by law, any notice required or permitted by this Lease shall, in addition to any method prescribed by law, be deemed to have been validly given if delivered personally or sent by post to another party at the address shown in the Schedule or if it is left at the last known place of abode or business of that party in the State of Victoria or in the case of the Lessee is affixed to or left for the Lessee at the Premises. Any notice sent by post shall be deemed to have been received by the party to whom it was sent at the time at which the letter would have been delivered to that party in the ordinary course of post.

Rules	(l)	The Lessor reserves the right to make and/or alter rules and regulations which are not inconsistent with the rights of the Lessee expressed in this Lease and which relate to the management of the Building and/or to its use and occupation by the Lessee provided that no rule or regulation or any alteration shall bind the Lessee until communicated to the Lessee in writing.

Disputes	(m)	(i) If the Retail Tenancies Legislation applies to this Lease, any dispute shall be determined in accordance with Part 3 of that legislation.

(ii)     Subject to the provisions of the Retail Tenancies Legislation (if applicable) any dispute between the Lessee and any other tenants or occupiers of the Building relating to the use of the Premises shall be referred to the Lessor or the Agent for settlement and the decision of the Lessor or the Agent shall be final and binding.

(iii) The Lessor and the Lessee agree that should any dispute arising out of this Lease be referred to conciliation or arbitration, the parties shall be entitled to legal representation.

Goods and Services Tax	(n)	For the purposes of this Clause 3(n), GST means any tax in the nature of a tax on goods and services or a value-added or broad based consumption tax which may operate at the Commencement Date or at any time during the Term or Further Term. If GST is levied or becomes payable upon:

(i) any moneys payable by the Lessor or the Lessee under this Lease; or

(ii) any goods, services or other things supplied by the Lessor to the Lessee under this Lease, then the Lessee must pay to the Lessor on demand the GST so levied.

Joint and Several Covenants	(o)	Where any party comprises two or more persons the covenants and obligations on the part of that party shall bind those persons jointly and each of them severally.

Waiver	(p)	No waiver by the Lessor of any breach by the Lessee of any of the terms, covenants and conditions of this Lease shall operate as the waiver of another breach of the same or of any other term, condition or covenant contained in this Lease.

Act, Statutes	(q)	References to a specific statute or a statute shall include a reference to any order, ordinance, regulation, rule or by-law made under the statute and all amendments, modifications, re-enactments, consolidation or replacements.

Headings	(r)	Marginal or head notes shall not affect the construction of this Lease.

Interpretation	(s)	In this Lease:

(i)      the expression ‘the Lessee’ includes the Lessee and the executors, administrators and permitted assigns of the Lessee or being a body corporate, its successors and permitted assigns and shall where the context permits include an employee, agent, contractor, licensee or invitee of the Lessee;

(ii)     the expression ‘the Lessor’ includes the Lessor the assigns, executors and administrators of the Lessor or being a body corporate, its successors and assigns and the reversioner immediately expectant on the Term created by this Lease;

(iii) the singular includes the plural and the masculine gender includes the feminine and the neuter genders;

(iv)    a reference to ‘Liquidation’ includes official management, receivership, appointment of an administrator, deregistration, winding up, dissolution, assignment for the benefit of or compromise, arrangement, composition or moratorium with creditors generally or any class of creditors, deed of company arrangement, scheme of arrangement, insolvency, bankruptcy, or a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(v)     any provision must be interpreted so that it does not infringe against the Acts of any Parliament or any regulations made under those Acts. Any provision that does infringe must be read down to the extent necessary to give it, if possible, an operation of a partial character, but if it cannot be read down, it shall be deemed to be severable. If any provision is held invalid by a Court, that provision must be disregarded and the remainder of this Lease shall continue in force:

(vi) References to Retain Tenancies Legislation means the Retail Tenancies Reform Act 1998.

REIV	The Real Estate Institute of Victoria Ltd. ACN 004 210 897	COMMERCIAL 144

SCHEDULE

	1.	Lessor: KOLDERS NOMINEES PROPRIETARY LIMITED ABN 35-558-141-018 C/ - R E Appleby Pty Ltd, 20 Station Street Bayswater (ABN 44004 648 542)

	2.	Lessee: INSIGHT ELECRONICS PTY LTD ACN 003 095 903 of Unit 2 / 17-19 Melrich Road, Bayswater

	3.	Premises: Unit 1 /14 Melrich Road, Bayswater

	4.	Fixtures Furniture and Chattels (if any): Air conditioning, factory lighting, fire fighting equipment

	5.	Term: Two (2) years

	6.	Commencement date: 1st July 2002

	7.	Rental: $4,302.10 (Four Thousand Three Hundred and Two Dollars and Ten Cents)per calendar month (Including GST)

Clause

1(a)	8.	Manner of payment of rental: calendar monthly always one (1) month in advance due and payable on/or before the first day of each month

1(a)	9.	Lessor’s Agent: R E APPLEBY PTY LTD 20 Station Street Bayswater

1(b)	10.	Outgoings excluded: Nil

1(b)	11.	Portion of rates, taxes, etc. to be borne by the Lessee: All rates, taxes and Body Corporate fees and charges to be paid on receipt of notices.

1(c)	12.	Building operating expenses to be borne by the Lessee: The Lessee to reimburse the Lessor for all building operating expenses as per item 1(c).

1(o)	13.	Use of Premises: Office and Warehouse of Electronic Equipment and Components

1(v)	14.	Security Deposit: $ Nil

3(f)	15.	Further term: Two (2) years

3(f)	16.	RETAIL TENANCIES REFORM ACT 1998 Notice regarding option:

		If the provisions of this Act apply, in accordance therewith, the landlord notifies the tenant that the option to renew the Lease is no longer exercisable after

		the 31st day of March 2004 Dated this day of 2002
		Landlord

3(g)	17.	Review of rental: Annually

3(h) & (i)	18.	Adjustment date: 1/7/2003, 1/7/204

3(i)	19.	Percentage Increase in Rental: 4%

IN WITNESS WHEREOF the parties hereto have executed these

presents this                    1st                         day of                            May                                          2002

THE COMMON SEAL of the said	]
]
KOLDERS NOMINEES PROPRIETARY LIMITED	]
	]	(Seal)
was hereto affixed in the presence of:	]
	]	[THE COMMON SEAL OF KOLDERS
	]	NOMINEES PROPRIETARY LIMITED
/s/ [ILLEGIBLE]		APPEARS HERE]

DIRECTOR

/s/ [ILLEGIBLE]

DIRECTOR/SECRETARY

THE COMMON SEAL of the said	]
]
INSIGHT ELECTRONICS PTY LTD	]
	]	(Seal)
was hereto affixed in the presence of:	]
]
	]	[THE COMMON SEAL OF KOLDERS
/s/ [ILLEGIBLE]		ELECTRONICS PTY LTD APPEARS Here]

DIRECTOR

/s/ [ILLEGIBLE LETTERS] STROUD

SECRETARY

SPECIAL CONDITIONS

1.	The Lessee shall be responsible for the cleanliness of the premises and undertakes:

(a)	to remove all rubbish and scrap material from the inside and outside of the premises on a regular basis

(b)	where applicable keep land at the rear and side of the premises clear of rubbish, weeds and blackberries.

(c)	to keep the property clear of all pests and vermin.

2.	This document embodies the entire understanding and the whole agreement between the parties.

3.1	Notice of intention to vacate at the expiration of the Lease term provided for in this Lease must be given in writing one month clear, prior to the said expiration date.

3.2	At the end of the tenancy rent will be charged until reinstatement of the property is complete and keys are returned to the Agents office.

3.3	Prior to vacating the Lessee is to provide a certificate from a qualified electrician, full particulars to appear thereon, which indicates the electrical switchboard and wiring etc. are in an approved condition.

4.	The Lessee hereby agrees that they are not considered to be a retail tenant under the Retail Tenancies Reform Act of 1998.

5.	The Lessor agrees that should the Lessee give one (1) months notice of vacating anytime during the first six (6) months of the new term commencing 1/7/2002, such notice to be given as at the 1st of the month, then the Lessor will agree to such. In doing so, then the Lessee must pay two (2) months rent from the vacating date, payable at the time of notification.

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]

LESSOR	LESSEE

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE LETTERS] STROUD

ACKNOWLEDGEMENT BY LESSOR AND LESSEE

This Lease sets out the rights and duties of both the LESSOR and the LESSEE. By signing this you acknowledge that you have read and understand the terms and conditions of the Lease.

In the case of the Lessor or the Lessee being a registered Company this acknowledgment confirms that the Company Seal has been affixed in accordance with the Articles of Association of the Company.

Whilst due care and attention has been taken in the preparation of the Lease we recommend you carefully check the document and should you have any concerns you should seek your own independent legal advice.

The parties to this Lease acknowledge having been given a copy of the Lease by the Agent at the time of execution.

BY EXECUTING THIS LEASE YOU WILL BE LEGALLY BOUND BY ITS TERMS AND

CONDITIONS

Signature of Lessor:	/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]

(Capacity in case of a Company)

Witness:	/s/ JULIE CASSIDY

(Full names and address to be printed)
20 Station Street
Bayswater 3153

Signature of Lessee:	Director	/s/ [ILLEGIBLE]

(Capacity in case of a Company)

Witness: signature	/s/ [ILLEGIBLE LETTERS] STROUD

(Full name and address to be printed) Greg Stroud
53 Georges River Cres
Oyster Bay NSW 2225